Exhibit 10.12

ADDENDUM TO CONSULTANCY AGREEMENT

THIS ADDENDUM TO CONSULTANCY AGREEMENT (“Addendum”) is made effective 1 June 2023 by and between: Polaryx Therapeutics, Inc., a Wyoming corporation (“Company”); and Mstone Partners Healthcare Limited, a Hong Kong corporation (“Mstone”). The Company and Mstone may herein be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into certain consultancy agreement dated 30 November 2021 (the “Agreement”) by which the Company has engaged Mstone as an independent consultant to the Company and Mstone has accepted the same engagement; and

WHEREAS, each of the Parties wishes to make this Addendum to the Agreement for revision of certain provision thereof as set forth herein.

NOW, THEREFORE, the Parties agree as follows.

1.	Article 3.2 of the Agreement is hereby replaced in its entirety with the following:

3.2 Mstone will be reimbursed for any travel or other out-of-pocket expenses reasonably incurred in connection with its performance of the Services. Such expenses may from time to time be submitted for reimbursement by the Company under the same payment terms as set forth in Article 3.3.

2.	Except as set forth herein, all other terms of the Agreement will remain unchanged.

IN WITNESS WHEREOF, the undersigned parties have executed this Addendum effective as of the date first written above.

Polaryx Therapeutics, Inc.		Mstone Partners Healthcare Limited

By:	/s/ Alex Keun Mo Yang	By:	/s/ Alex Keun Mo Yang
Name:	Alex Keun Mo Yang	Name:	Alex Keun Mo Yang
Title:	Director	Title:	Director